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                                                                     EXHIBIT 11

CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
PNC BANK CORP. AND SUBSIDIARIES


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Year ended December 31
In thousands, except per share data                              1995          1994        1993          1992          1991
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CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE
Income before cumulative effect of changes in accounting
   principles                                                $408,060      $891,456    $878,948      $536,468     $(153,517)
Cumulative effect of changes in accounting principles,
   net of tax benefits of $4,598, $5,343 and $77,458                         (7,528)     19,569      (148,287)
                                                             --------------------------------------------------------------
Net income                                                    408,060       883,928     898,517       388,181      (153,517)
Add: ESOP dividends tax benefit                                                                         2,680         1,985
Less: Preferred dividends declared                              3,327         6,163       5,458         6,728         7,107
                                                             --------------------------------------------------------------
Net income applicable to primary earnings per common         $404,733      $877,765    $893,059      $384,133     $(158,639)
   share
Weighted average shares of common stock outstanding           336,455       342,308     336,485       305,819       273,467
Weighted average common shares to be issued using
   average market price and assuming:
     Exercise of stock options                                  2,679         2,906       4,286         3,304
     Exercise of warrants                                                                    48           117
                                                             --------------------------------------------------------------
     Primary weighted average common shares outstanding       339,134       345,214     340,819       309,240       273,467
                                                             ==============================================================

PRIMARY EARNINGS PER COMMON SHARE
Primary before cumulative effect of changes in
   accounting principles                                        $1.19         $2.56       $2.56         $1.72         $(.58)
Cumulative effect of changes in accounting principles                          (.02)        .06          (.48)
                                                             --------------------------------------------------------------
     Primary earnings per common share                          $1.19         $2.54       $2.62         $1.24         $(.58)
                                                             ==============================================================

CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of changes in accounting
   principles                                                $408,060      $891,456    $878,948      $536,468     $(153,517)
Cumulative effect of changes in accounting principles,
   net of tax benefit of $4,598, $5,343 and $77,458                          (7,528)     19,569      (148,287)
                                                             --------------------------------------------------------------
Net income                                                    408,060       883,928     898,517       388,181      (153,517)
Add: Interest expense on convertible debentures                 3,842         4,012       4,141         4,226
     (net of tax)
     ESOP dividends tax benefit                                                                         2,680         1,985
Less: Dividends declared on non-convertible preferred
      stock                                                     1,813         4,531       3,660         4,551         4,691
      Dividends declared on convertible preferred stock                                                               2,416
                                                             --------------------------------------------------------------
Net income applicable to fully diluted earnings per
   common share                                              $410,089      $883,409    $898,998      $390,536     $(158,639)
                                                             --------------------------------------------------------------

Weighted average shares of common stock outstanding           336,455       342,308     336,485       305,819       273,467
Weighted average commons shares to be issued using
   average market price or period-end market price,
   whichever is higher and assuming:
     Conversion of preferred stock Series A & B                   198           225         256           296
     Conversion of preferred stock Series C                       616           681         748           870
     Conversion of preferred stock Series D                       815           859         946         1,186
     Conversion of debentures                                   3,105         3,228       3,289         3,410
     Exercise of stock options                                  3,733         2,917       4,415         4,632
     Exercise of warrants                                                                    48           122
                                                             --------------------------------------------------------------
   Fully diluted weighted average common shares
     outstanding                                              344,922       350,218     346,187       316,335       273,467
                                                             ==============================================================
FULLY DILUTED EARNINGS PER COMMON SHARE
Fully diluted before cumulative effect of changes in
   accounting principles                                        $1.19         $2.54       $2.54         $1.70         $(.58)
Cumulative effect of changes in accounting principles                          (.02)        .06          (.47)
                                                             --------------------------------------------------------------
   Fully diluted earnings per common share                      $1.19         $2.52       $2.60         $1.23         $(.58)
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